UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Osiris Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	71-0881115
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2001 Aliceanna Street
Baltimore, Maryland	21231
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-134037

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

[Not applicable]
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A complete description of the common stock, par value $0.001 per share, of Osiris Therapeutics, Inc. (the “Registrant”) that is to be registered hereunder is provided under the caption “Description of Capital Stock” in the prospectus contained in the Registrant’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on May 12, 2006 (Registration No. 333-134037), as amended on June 20, 2006, July 17, 2006 and August 1, 2006 and as may be amended after the date hereof (the “Registration Statement”).  Such portion of the Registration Statement is incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Osiris Therapeutics, Inc.

By:	/s/ C. Randal Mills
Name: C. Randal Mills
Title: President and CEO

Dated:	August 1, 2006